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                                                                    EXHIBIT 23.1

                                                     [Grant Thornton Letterhead]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2006, accompanying the consolidated financial statements and schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included on the Form 10-K of SPSS Inc. for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statement of SPSS Inc. on this Form S-3, and to use our name as it appears under the caption "Experts".

                                               /s/ GRANT THORNTON LLP

Chicago, Illinois
April 17, 2006